UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 22, 2015

VIASPACE Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-110680	76-0742386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

382 N. Lemon Ave., Ste. 364, Walnut, California		91789
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-768-3360

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreement

Effective June 22, 2015, the Registrant and Dr. Carl Kukkonen entered into an Amendment to the Employment Agreement (the "Amendment") regarding an Employment Agreement (the "Agreement") originally executed on October 28, 2014, with Dr. Carl Kukkonen, CEO. The Agreement is effective for the period from October 1, 2014 through September 30, 2015. Dr. Kukkonen was to be paid $169,744 annually. The Registrant filed a Form 8-K with the SEC related to this Agreement on October 31, 2014.

Under the Amendment, both parties agreed that effective June 1, 2015, Dr. Kukkonen's salary for the remaining term of the Agreement will be based on an annual salary of $84,772. Additionally, Dr. Kukkonen will receive $28,291 worth of qualified stock options to be issued on June 22, 2015 at fair market value based on the closing price of the Registrant’s common stock as traded on the OTC Market.

The Amendment is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Description

10.1 Amendment to Employment Agreement by and between the Registrant and Carl Kukkonen dated June 22, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE Inc.

June 23, 2015	By:	Stephen J. Muzi

Name: Stephen J. Muzi
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment to Employment Agreement by and between the Registrant and Carl Kukkonen dated June 22, 2015.